CONFORMED COPY





                    MASTER ASSIGNMENT AND ACCEPTANCE AGREEMENT dated as of
               September 10, 1993, among CHICAGO AND NORTH WESTERN TRANSPORTATION COMPANY, a Delaware corporation (the "Borrower"), CHICAGO AND NORTH WESTERN HOLDINGS CORP., a Delaware corporation ("Holdings"), the financial institutions party to the Credit Agreement referred to below as lenders thereunder (the "Lenders"), BANK OF MONTREAL, a Canadian banking corporation, as issuing bank under such Credit Agreement (in such capacity, the "Issuing Bank") and CHEMICAL BANK, as administrative agent for the Lenders and the Issuing Bank under such Credit Agreement (in such capacity, the "Agent").


                           Preliminary Statement

          Reference is made to the Credit Agreement dated as of March 27, 1992, as amended (the "Credit Agreement"), among the Borrower, Holdings, the Lenders, the Issuing Bank, the Co-Agents named therein and the Agent. Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement. The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement in order to, among other things, reduce the rates of interest on the Loans and reduce the Commitment Fees thereunder (the "Proposed Amendment"). The Lenders identified on Schedule I hereto (the "Assignor Lenders") are not willing to approve the Proposed Amendment, but are willing, on the terms and conditions set forth herein, to sell and assign their rights and obligations under the Credit Agreement to other Lenders who are willing to approve the Proposed Amendment. The Lenders identified on Schedule II hereto (the "Assignee Lenders") are willing, on the terms and conditions set forth herein, to purchase and assume the rights and obligations of the Assignor Lenders under the Credit Agreement. The purpose of this Agreement is to provide for the assignment and acceptance of such rights and obligations and to confirm the respective amounts of the resulting rights and obligations of the respective Lenders under the Credit Agreement after giving effect thereto.


                                                                          2





          Accordingly, the parties hereto hereby agree as follows:


I.  ASSIGNMENT AND ACCEPTANCE


          SECTION 1.01. Assignments. (a) Subject to the conditions set forth in Article III hereof, effective on the Effective Date (as defined in Article III hereof) and for the consideration referred to in clause (c)(i) of Section 1.04 below, each Assignor Lender hereby sells and assigns, without recourse, to the Assignee Lenders, and the Assignee Lenders hereby purchase and assume, without recourse, from each Assignor Lender, all interests, rights and obligations of such Assignor Lender (its "Assigned Interest") under the Credit Agreement and related Intercreditor Agreement, including, without limitation, the Standby Commitment and Revolving Credit Commitment of such Assignor Lender on the Effective Date and the Term Loans, Standby Loans and Revolving Credit Loans owing to such Assignor Lender which are outstanding on the Effective Date; provided, however, that each Assignor hereby retains and reserves unto itself (i) all of its rights to reimbursement and indemnification which may have accrued pursuant to the Credit Agreement and the related Intercreditor Agreement on or prior to the Effective Date (including any indemnification payments that may be due to it as a result of the foregoing assignment, as contemplated by Section 1.05 hereof) and (ii) its rights to receive the payments to be made to it as provided in Section 1.04 hereof (such rights described in clauses (i) and (ii) being referred to herein as the "Reserved Rights"). From and after the Effective Date, each Assignor Lender shall relinquish its rights (except its Reserved Rights) and be released from its obligations under the Credit Agreement and the related Intercreditor Agreement. In implementation of the foregoing, each Assignor Lender agrees to use its best efforts to deliver to the Agent, on or prior to the Effective Date (or as promptly as possible thereafter), all Notes issued to it under the Credit Agreement, or written certification that such Notes are lost or cannot be located; provided that (A) failure to deliver such Notes shall not affect the validity of the assignments provided for herein and (B) each Assignor Lender that fails to so deliver its Notes hereby agrees to indemnify the Borrower against any loss, cost or expense resulting from such failure. After the Effective Date, the Agent shall surrender to the Borrower, for cancellation, all such Notes received by the Agent.

          (b) The foregoing assignments are intended to, and shall, result in the respective Standby Commitments, Revolving Credit Commitments and outstanding Term Loans of the Assignee Lenders, as of the Effective Date after giving effect to such assignments (and assuming that such Commitments are not reduced, and that the Term Loans are not prepaid, during the period between the date hereof and the Effective Date), being in the respective amounts set forth opposite the names of such Assignee Lenders on
Schedule III hereto. The foregoing assignments shall be allocated between the Assignee Lenders so as to achieve such result and the obligations of the Assignee Lenders under paragraph (a) above shall be several, and not joint, in proportion to such allocation. Each Lender who is neither an Assignee Lender nor an Assignor Lender (such Lenders being referred to herein as "Confirming Lenders") hereby confirms as correct the respective amounts set forth opposite its name on Schedule III hereto as its Standby Commitment, Revolving Credit Commitment and outstanding Term Loan. The rights and obligations of the Confirming Lenders under the Credit Agreement and the related Intercreditor Agreement shall not be affected hereby.

          SECTION 1.02 Consent and Release. (a) The Borrower hereby consents and agrees to the transactions to be effected by Section 1.01 above and hereby releases, effective on the Effective Date, the Assignor Lenders from all their obligations under the Credit Agreement.

          SECTION 1.03  Determination of Amounts to be Paid on Effective
Date. Prior to the Effective Date, the Agent will determine (a) the amounts to be paid to each Lender pursuant to Section 1.04 below (and will confirm such amounts with such Lender), (b) the amounts to be paid by each Assignee Lender pursuant to Section 1.04 below (and will confirm such amounts with such Lender) and (c) the amounts to be paid by the Borrower


                                                                          3





pursuant to Section 1.04 below (and will confirm such amounts with the Borrower).

          SECTION 1.04.  Payments.  Subject to the conditions set forth in
Article III hereof, on the Effective Date:

          (a) the Borrower shall pay to the Agent in accordance with
     Section 2.17 of the Credit Agreement, in addition to any other amounts then due and payable under the Credit Agreement, an amount equal to the sum of (i) all accrued and unpaid interest on all the Loans of each Assignor Lender outstanding under the Credit Agreement, (ii) all unpaid Commitment Fees and Letter of Credit Fees accrued to and including the Effective Date (for the account of each Lender, whether or not such Lender is an Assignor Lender) and (iii) all other amounts, if any, accrued and owing to any Assignor Lender under the Credit Agreement (excluding the outstanding principal amount of any Loan, but including any amount referred to in Section 1.05 hereof which such Assignor Lender has notified the Borrower and the Agent not less than two Business Days prior to the Effective Date will be payable to such Assignor Lender on the Effective Date);

          (b) each Assignee Lender shall pay to the Agent, in accordance with Section 2.02(c) of the Credit Agreement (as though such payment were being made as proceeds of a Loan to be advanced on such date) an amount equal to the outstanding principal amount of each Loan to be purchased by such Assignee Lender on the Effective Date pursuant to
     Section 1.01 hereof; and

          (c) the Agent shall pay from the funds received by it pursuant to clauses (a) and (b) above (i) to each Assignor Lender an amount equal to the sum of the outstanding principal amount of its Loans and accrued interest thereon, all unpaid Commitment Fees and Letter of Credit Fees accrued for its account and any other amounts received for its account referred to in clause (a)(iii) above, and (ii) to each Assignee Lender and Confirming Lender an amount equal to the sum of all unpaid Commitment Fees and Letter of Credit Fees accrued for its account.

          SECTION 1.05. Indemnification. The Borrower agrees that the assignment by each Assignor Lender of its outstanding Loans on the Effective Date shall be deemed, for purposes of Section 2.15 of the Credit Agreement, to constitute a prepayment of such Loans on the Effective Date. Each Assignor Lender shall be entitled to make claims under such
Section 2.15 in accordance with the terms thereof.


II.  CERTAIN CONFIRMATIONS

          Each of the Assignor Lenders and Assignee Lenders acknowledges and agrees that this Agreement is intended to, and shall, constitute an Assignment and Acceptance under the Credit Agreement and hereby confirms the agreements and representations made by it as a consequence thereof as set forth in Section 9.04(c) of the Credit Agreement, except that each Assignor Lender, in lieu of representing as to the outstanding balances of its respective Loans as provided in clause (i) of such Section, represents that, as of the Effective Date, the outstanding balances of its respective Loans shall be as confirmed with the Agent pursuant to Section 1.03 hereof.


III.  CONDITIONS

          The assignments contemplated by Section 1.01 above shall become effective only upon the satisfaction, on a single date (which shall be the Effective Date) on or prior to September 30, 1993, of the following conditions:

          (a) the Agent (or its counsel) shall have received counterparts of this Agreement which, when taken together, bear the signatures of Holdings, the Borrower, the Issuing Bank and each Lender;


                                                                          4





          (b) all the payments referred to in clauses (a) and (b) of
     Section 1.04 hereof shall have been received by the Agent; and

          (c) all the conditions to the effectiveness of the Proposed Amendment (other than the effectiveness of the assignments contemplated by Section 1.01 above) shall have been satisfied or waived.

Immediately upon satisfaction of the foregoing conditions the Agent shall distribute in accordance with clause (c) of Section 1.04 the amounts received by it pursuant to clauses (a) and (b) of Section 1.04, and satisfaction of the foregoing conditions shall be conclusively evidenced by such distribution. The date upon which such conditions are satisfied and such funds are distributed is referred to herein as the "Effective Date". Unless and until the assignments contemplated by Section 1.01 hereof become effective as provided above, the Credit Agreement shall remain in full force and effect in accordance with its terms and the rights and obligations of the parties thereto shall not be affected hereby.


IV.  MISCELLANEOUS

          SECTION 4.01. Successors and Assigns; Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Each Lender agrees that it will not make any assignment of its rights and obligations under the Credit Agreement prior to the Effective Date without making arrangements satisfactory to the Borrower and the Agent for its assignee to become bound by this Agreement; provided that the foregoing agreement shall lapse if the Effective Date does not occur on or prior to the date specified in Article III.

          SECTION 4.02. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

          SECTION 4.03. Amendment. This Agreement may be waived, modified or amended only by a written agreement executed by the party or parties to be bound thereby.

          SECTION 4.04. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.


          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.


                         CHICAGO AND NORTH WESTERN
                         TRANSPORTATION COMPANY,

                           by
                              /s/ John E. Voldseth
                              Name:  John E. Voldseth
                              Title: Vice-President
                                     Finance


                         CHICAGO AND NORTH WESTERN HOLDINGS
                         CORP.,

                           by
                              /s/ John E. Voldseth
                              Name:  John E. Voldseth
                              Title: Vice President
                                     Finance


                                                                          5






                         CHEMICAL BANK,

                           by
                              /s/ Julie A. Soper
                              Name:  Julie A. Soper
                              Title: Vice President


                                                                          6






                         BANK OF MONTREAL,

                           by
                              /s/ Christine M. Tierney
                              Name:  Christine M. Tierney
                              Title: Director


                         BANQUE PARIBAS,

                           by
                              /s/ Peter Toal
                              Name:  Peter Toal
                              Title: Regional General
                                     Manager

                           by
                              /s/ S. M. Heiner
                              Name:  S. M. Heiner
                              Title: Assistant Vice
                                     President


                         THE CHASE MANHATTAN BANK, N.A.,

                           by
                              /s/ Francis M. Cox, III
                              Name:  Francis M. Cox, III
                              Title: Vice President


                         CONTINENTAL BANK N.A.,

                           by
                              /s/ Paul R. Frey
                              Name:  Paul R. Frey
                              Title: Vice President


                         THE FIRST NATIONAL BANK OF CHICAGO,

                           by
                              /s/ Gerald F. Mackin
                              Name:  Gerald F. Mackin
                              Title: Vice President


                                                                          7





                         THE LONG-TERM CREDIT BANK OF JAPAN,
                         LTD.,

                           by
                              /s/ Richard E. Stahl
                              Name:  Richard E. Stahl
                              Title: Senior Vice President
                                     and Joint General
                                     Manager


                         BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION,

                           by
                              /s/ Patricia DelGrande
                              Name:  Patricia DelGrande
                              Title: Vice President


                         CREDIT LYONNAIS CHICAGO BRANCH,

                           by
                              /s/ Francois Valla
                              Name:  Francois Valla
                              Title: First Vice President
                                     Branch Manager


                         NATIONAL WESTMINSTER BANK USA,

                           by
                              /s/ Kathleen Weiss, VP
                              Name: Kathleen Weiss
                              Title: Vice President


                         ALLSTATE LIFE INSURANCE COMPANY,

                           by
                              /s/ Mark D. Senkpiel
                              Name:  Mark D. Senkpiel
                              Title: Director

                           by
                              /s/ Gary W. Fridley
                              Name:  Gary W. Fridley
                              Title: Authorized Signatory


                                                                          8





                         ANCHOR NATIONAL LIFE INSURANCE
                         COMPANY,

                           by
                              /s/ Michael J. Campbell
                              Name:  Michael J. Campbell
                              Title: Director, Corporate
                                     Finance Sunamerica
                                     Investments, Inc.


                         THE FIRST NATIONAL BANK OF BOSTON,

                           by
                              /s/ Dexter Freeman
                              Name:  Dexter Freeman
                              Title: Vice President


                         THE BANK OF NEW YORK,

                           by
                              /s/ Charlotte Sohn
                              Name:  Charlotte Sohn
                              Title: Assistant Vice
                                     President


                         CANADIAN IMPERIAL BANK OF COMMERCE,

                           by
                              /s/ John W. Kunkle
                              Name:  John W. Kunkle
                              Title: Agent


                         CAISSE NATIONALE DE CREDIT
                         AGRICOLE,

                           by
                              /s/ David Bouhl
                              Name:  David Bouhl, F.V.P.
                              Title: Head of Corporate
                                     Banking Chicago


                                                                          9





                         CREDIT SUISSE,

                           by
                              /s/ Jan Kofol
                              Name:  Jan Kofol
                              Title: Member of Senior
                                     Management

                           by
                              /s/ William P. Murray
                              Name:  William P. Murray
                              Title: Member of Senior
                                     Management


                         DRESDNER BANK AG CHICAGO BRANCH,

                           by
                              /s/ Brian Brodeur
                              Name:  Brian Brodeur
                              Title: Vice President

                           by
                              /s/ E. Ronald Holder
                              Name:  E. Ronald Holder
                              Title: Senior Vice President


                         EATON VANCE PRIME RATE RESERVES,

                           by
                              /s/ Jeffrey S. Garner
                              Name:  Jeffrey S. Garner
                              Title: Vice President


                         THE MITSUBISHI TRUST AND BANKING
                         CORPORATION,

                           by
                              /s/ Akira Suzuki
                              Name:  Akira Suzuki
                              Title: Chief Manager


                                                                         10





                         THE NIPPON CREDIT BANK, LTD.,

                           by
                              /s/ Hideaki Mori
                              Name:  Hideaki Mori
                              Title: Vice President &
                                     Manager


                         THE NORTHERN TRUST COMPANY,

                           by
                              /s/ J. Mark Berry
                              Name:  J. Mark Berry
                              Title: Vice President


                         PROSPECT STREET SENIOR PORTFOLIO,
                         L.P.,

                           by PROSPECT STREET SENIOR LOAN
                              CORP., as managing general
                              partner of PROSPECT STREET
                              SENIOR PORTFOLIO, L.P.,

                           by
                              /s/ Preston I. Carnes, Jr.
                              Name:  Preston I. Carnes, Jr.
                              Title: Vice President


                         THE TORONTO-DOMINION BANK,

                           by
                              /s/ William H. Hoffman
                              Name:  William H. Hoffman
                              Title: Director


                         THE TRAVELERS INSURANCE COMPANY,

                           by
                              /s/ Paul T. Quistberg
                              Name:  Paul T. Quistberg
                              Title: Assistant Investment
                                     Officer


                                                                         11





                         THE TRAVELERS INDEMNITY COMPANY,

                           by
                              /s/ Paul T. Quistberg
                              Name:  Paul T. Quistberg
                              Title: Assistant Investment
                                     Officer


                         PROTECTIVE LIFE INSURANCE COMPANY
                         (NATIONAL DEPOSIT LIFE),

                           by
                              /s/ Mark K. Okada
                              Name:  Mark K. Okada
                              Title: Principal Protective
                                     Asset Management Co.


                         PROTECTIVE LIFE INSURANCE COMPANY,

                           by
                              /s/ Richard Bielen
                              Name:  Richard Bielen
                              Title: Vice President,
                                     Investments


                         CHANCELLOR SENIOR SECURED
                         MANAGEMENT, INC., as Portfolio
                         Advisor to:

                         RESTRUCTURED OBLIGATIONS BACKED BY
                         SENIOR ASSETS, B.V. (ROSA),

                           by
                              /s/ Stephen M. Alfieri
                              Name:  Stephen M. Alfieri
                              Title: Vice President


                         CHANCELLOR SENIOR SECURED
                         MANAGEMENT, INC., as Portfolio
                         Advisor to:

                         KEYPORT LIFE INSURANCE CO.,

                           by
                              /s/ Stephen M. Alfieri
                              Name:  Stephen M. Alfieri
                              Title: Vice President


                                                                         12





                         SUN LIFE INSURANCE COMPANY
                         OF AMERICA

                           by
                              /s/ Michael J. Campbell
                              Name:  Michael J. Campbell
                              Title: Director, Corporate
                                     Finance Sunamerica
                                     Investments, Inc.


                         INDUSTRIAL BANK OF JAPAN, LTD.,

                           by

                              /s/ Masaaki Takeda
                              Name:  Masaaki Takeda
                              Title: General Manager


                                                                 SCHEDULE I





                              Assignor Lenders


Credit Lyonnais Chicago Branch

Eaton Vance Prime Rate Reserves


                                                                SCHEDULE II





                              Assignee Lenders


Caisse Nationale de Credit Agricole
Bank of America National Trust and Savings Association
Bank of Montreal
The Chase Manhattan Bank, N.A.
The Long-Term Credit Bank of Japan, Ltd.
National Westminster Bank USA
The Toronto-Dominion Bank
Chemical Bank
Canadian Imperial Bank of Commerce
Dresdner Bank AG Chicago Branch
The Mitsubishi Trust and Banking Corporation
The Nippon Credit Bank, Ltd.
Industrial Bank of Japan, Ltd.
The Bank of New York
Credit Suisse
The First National Bank of Boston
Continental Bank N.A.
Allstate Life Insurance Company
Protective Life Insurance Company
The Travelers Insurance Company and The Travelers Indemnity
Company
The First National Bank of Chicago


                                                               SCHEDULE III




                  Assignee Lenders and Confirming Lenders
                                                            Revolving
                                              Standby        Credit       Outstanding       Total
 Name                                        Commitment    Commitment     Term Loans      Commitment

 Caisse Nationale de Credit Agricole       $9,768,516.36  $4,062,887.36  $3,617,047.21  $17,448,450.93

 Bank of America National Trust and         8,410,962.24   3,180,899.36   5,517,824.09   17,109,685.69
   Savings Association

 Bank of Montreal                           8,410,962.24   3,180,899.36   5,517,824.09   17,109,685.69

 The Chase Manhattan Bank, N.A.             8,410,962.24   3,180,899.36   5,517,824.09   17,109,685.69

 The Long-Term Credit Bank of Japan, Ltd.   8,410,962.24   3,180,899.36   5,517,824.09   17,109,685.69

 National Westminster Bank USA              8,410,962.24   3,180,899.36   5,517,824.09   17,109,685.69

 The Toronto-Dominion Bank                  7,916,530.09   2,994,564.36   5,201,028.36   16,112,122.81

 Banque Paribas                             7,910,923.32   2,981,366.00   5,068,737.95   15,961,027.27

 Chemical Bank                              8,410,964.21   3,180,904.36   3,854,816.98   15,446,685.55

 Sun Life Insurance Co.                             0.00           0.00  13,297,673.53   13,297,673.53

 Canadian Imperial Bank of Commerce         5,444,366.36   2,062,887.36   3,617,047.21   11,124,300.93

 Dresdner Bank AG Chicago Branch            5,444,366.36   2,062,887.36   3,617,047.21   11,124,300.93

 The Mitsubishi Trust and Banking           5,444,366.36   2,062,887.36   3,617,047.21   11,124,300.93
   Corporation

 The Nippon Credit Bank, Ltd.               5,444,366.36   2,062,887.36   3,617,047.21   11,124,300.93

 Industrial Bank of Japan, Ltd.             4,086,812.25   3,044,253.36   3,280,697.33   10,411,762.94

 The Bank of New York                       4,620,312.12   1,752,328.36   3,089,053.90    9,461,694.38

 Credit Suisse                              4,620,312.12   1,752,328.36   3,089,053.90    9,461,694.38

 The First National Bank of Boston          4,620,312.12   1,752,328.36   3,089,053.90    9,461,694.38

 Continental Bank N.A.                      4,606,344.70   1,747,064.53   3,080,104.92    9,433,514.15

 Anchor National Life Insurance Company     7,659,167.67   1,023,133.71           0.00    8,682,301.38

 The Northern Trust Company                 4,120,273.20   1,552,795.00   2,639,967.76    8,313,035.96

 Allstate Life Insurance Company                    0.00           0.00   8,219,796.10    8,219,796.10

 Prospect Street Senior Portfolio, L.P.             0.00           0.00   4,885,457.60    4,885,457.60

 Keyport Life Insurance Co.                         0.00           0.00   4,739.870.92    4,739,870.92

 Restructured Obligations Backed by                 0.00           0.00   4,739.870.92    4,739,870.92
   Senior Assets, B.V. (ROSA)

 Protective Life Insurance Company                  0.00           0.00   4,357,451.98    4,357,451.98

 The Travelers Insurance Company and                0.00           0.00   4,357,451.98    4,357,451.98
   The Travelers Indemnity Company

 The First National Bank of Chicago            500,038.92          0.00     449,086.14      949,125.06